AMERICAN BINGO & GAMING CORP.
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                        Subsidiaries as of April 15, 1998
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                                  Name Under
                                   State of     Which Subsidiary
Name of Subsidiary              Incorporation   Conducts Business
1919 Corp. . . . . . . . . . .  Texas           Same
Ambler Bingo, Inc. . . . . . .  Texas           Same
Americana I. . . . . . . . . .  Texas           Same
Americana III. . . . . . . . .  Texas           Same
Americana IV . . . . . . . . .  Texas           Same
Charity Bingo of Texas, Inc. .  Texas           Same
SA Charities, Inc. . . . . . .  Texas           Same
Shugart, Inc.. . . . . . . . .  Texas           Same
Texas Charities Inc. . . . . .  Texas           Same
Bing-O-Rama, Inc . . . . . . .  Alabama         Same
Charity Bingo, Inc.. . . . . .  Alabama         Same
Charity Bingo-Birmingham, Inc.  Alabama         Same
Columbia One Corp. . . . . . .  South Carolina  Same
Concessions Corp . . . . . . .  South Carolina  Same
Dabbers, Inc.. . . . . . . . .  South Carolina  Same
Darlington Music Company, Inc.  South Carolina  Same
Gold Strike, Inc.. . . . . . .  South Carolina  Same
Low Country Promotions, Inc. .  South Carolina  Same
MHJ Corp.. . . . . . . . . . .  South Carolina  Same
SC Properties II Corp. . . . .  South Carolina  Same
Delray Hall For Hire, Inc. . .  Florida         Same
Delta Bingo, Inc.. . . . . . .  Mississippi     Same
Forest Bingo, Inc. . . . . . .  Mississippi     Same
Grenada Bingo, Inc.. . . . . .  Mississippi     Same
Louisville Bingo, Inc. . . . .  Mississippi     Same
Starkville Bingo, Inc. . . . .  Mississippi     Same
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